UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2003

Commission File Number:  000-25939

THE KELLER MANUFACTURING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Indiana		35-0435090
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

701 N. Water Street, Corydon, Indiana		47112
(Address of principal executive offices)		(Zip Code)

(812) 738-2222
(Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

         On November 20, 2003, The Keller Manufacturing Company, Inc. (the “Company”) announced that the Board of Directors of the Company unanimously approved a 1-for-500 reverse stock split to be followed immediately by a 500-for-1 forward stock split. This transaction will result in the termination of the registration of the Company’s common stock with the Securities and Exchange Commission. Completion of the transaction is subject to the fulfillment of all of the filing requirements of the Securities and Exchange Commission.

         Under the terms of the proposed transaction, shareholders owning fewer than 500 shares of the Company’s common stock will be entitled to receive cash in an amount equal to $4.00 for each share of common stock owned on the effective date of the reverse stock split. The closing price of the Company’s common stock on November 20, 2003, the last trading day prior to the announcement of this transaction, was $3.50. BB&T Capital Markets, a subsidiary of Scott & Stringfellow, Inc., provided a fairness opinion to the Board of Directors that, as of November 20, 2003, the consideration to be received by the shareholders is fair from a financial point of view. Shareholders owning 500 or more shares of common stock on the effective date of the reverse stock split will continue to hold their shares. Under Indiana law, this transaction is not subject to the approval of the shareholders of the Company and no vote of the shareholders will be taken in connection with the transaction.

         The proposed transaction is anticipated to reduce the number of shareholders of record to fewer than 300, which will allow the Company to terminate its reporting obligations under federal securities laws. As a result, the common stock of the Company will no longer be eligible for inclusion on the Over-the-Counter Bulletin Board. The Company is taking this action for a number of reasons, foremost of which is to reduce the corporate costs associated with being a “reporting company” under the Securities Exchange Act of 1934. After serious consideration, the Board of Directors concluded that the advantages of being a reporting company do not outweigh either the direct expenses or the indirect costs in the form of management time associated with the Securities and Exchange Commission’s reporting requirements. Other factors considered as part of this decision included that the Company receives no capital raising benefit from being a reporting company and the Company believes that it suffers a competitive disadvantage because as a reporting company it is required to publicly disclose certain competitive information.

         Details of the transaction may be found in the Company’s Schedule 13E-3 which will be filed with the Securities Exchange Commission. The Company also plans to furnish information concerning the proposed transaction to its shareholders at a later date. It is anticipated that the transaction will close in the first quarter of 2004, at which time the Company will terminate the registration of its common stock with Securities Exchange Commission.

         This press release is filed herewith as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

         The following exhibits are filed as a part of this report:

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

                         99.1     Press release dated November 20, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2003	The Keller Manufacturing Company, Inc. By: /s/ David T. Richardson David T. Richardson Chief Financial Officer